EXHIBIT - 11

                      DIODES INCORPORATED AND SUBSIDIARIES

                        COMPUTATION OF EARNINGS PER SHARE
                                   (Unaudited)
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


                                                                       THREE MONTHS ENDED
                                                                           MARCH 31,
                                                              -------------------------------------
                                                                       2002                 2003
                                                               ----------------     ----------------
        BASIC
         Weighted average number of common
         shares outstanding used in computing
         basic earnings per share                                   8,165,325            8,314,662

              Net income                                          $   208,000          $ 1,923,000
                                                              ================     ================

         Basic earnings per share                                 $      0.03          $      0.23
                                                              ================     ================

         DILUTED
         Weighted average number of common
         shares outstanding used in computing
         basic earnings per share                                   8,165,325            8,314,662
           Assumed exercise of stock options                          608,691              836,834
                                                              ----------------     ----------------
                                                                    8,774,016            9,151,496

              Net income                                          $   208,000          $ 1,923,000
                                                              ================     ================

         Diluted earnings per share                               $      0.02          $      0.21
                                                              ================     ================
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